EX‑35.2

(logo) LNR

Partners, LLC

ANNUAL STATEMENT OF COMPLIANCE

OF

LNR PARTNERS, LLC

The undersigned, Job Warshaw, being the President of LNR Partners, LLC (the "Special Servicer"), as special servicer under the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an authorized officer of the Special Servicer and not in his individual capacity, as follows:

1.         A review of the activities performed by the Special Servicer during the period commencing on January 1, 2014 and ending on December 31, 2014 (or any other shorter period set forth on Schedule I hereto) (the “Reporting Period”), and of the Special Servicer’s performance under the Pooling and Servicing Agreement has been made under my supervision; and

2.         To the best of my knowledge, based on such review and using the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled all of its obligations under the applicable Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

LNR PARTNERS, LLC,

a Florida limited liability company

By:          /s/ Job Warshaw

                Job Warshaw

                President

Dated: February 23, 2015

1601 Washington Avenue • Suite 700 • Miami Beach, Florida 33139-3164

Telephone: (305) 695-5600 • Fax: (305) 695-5601

Schedule I

WFRBS 2014-C19

RBS Commercial Funding Inc., Commercial Mortgage Pass Through Certificates, Series 2014-C19

Deutsche Bank Trust Company Americas

1761 East St. Andrew Place

Santa Ana CA 92705-4934

Karlene Benvenuto

Fitch Ratings

One State Street Plaza, 31st Floor

New York NY 10004

Attention: Commercial Mortgaged-Backed Securities Surveillance

Kroll Bond Rating Agency, Inc.,

845 Third Avnue, 4th Floor

New York NY 10022

Attention: CMBS Surveillance

Moody’s Investors Service, Inc.

7 World Trade Center

250 Greenwich Street

New York NY 10007

Attn: Commercial Mortgage Surveillace Group

RBS Commercial Funding Inc.,

600 Washington Blvd.,

Stamford CT 06901

RBS Legal Department

Trimont Real Estate Advisors, Inc.,

3424 Peachtree Road NE, Suite 2200

Atlanta GA 30326

J. Gregory Winchester

Trimont Real Estate Advisors, Inc.,

McKenna Long & Albridge LLP

303 Peachtree Road, Suite 5300

Atlanta GA 30308

Patrick McGeehan

Wells Fargo Bank, N.A.

9062 Old Annapolis Road

Columbia MD 21045

Group Notices

RBS Commercial Funding Inc.,

600 Washington Blvd.,

Stamford CT 06901

Jim Barnard

Cadwalader , Wickersham & Taft LLP

One World Financial Center

New York, NY 10821

Anna Glick